Exhibit 5.1
August 2, 2010
Arch Coal, Inc.
One CityPlace Drive
Suite 300
St. Louis, Missouri 63141
     Re: Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel to Arch Coal, Inc. (the “Company”) and the Guarantors (as defined below) in connection with Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-157880) (the “Registration Statement”) filed by the Company and the Guarantors (as defined below) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to an indeterminate amount of the following:
(1)	the Company’s debt securities, which may be either senior (the “Senior Debt Securities”) or subordinated (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”);

(2)	shares of the Company’s common stock, $0.01 par value (the “Common Stock”);

(3)	shares of the Company’s preferred stock, $0.01 par value (the “Preferred Stock”);

(4)	depositary shares (the “Depositary Shares”);

(5)	warrants (the “Warrants”);

(6)	purchase contracts (the “Purchase Contracts”);

(7)	units (the “Units”); and

(8)	guarantees of the Debt Securities (the “Guarantees” and, together with the Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Purchase Contracts and Units, the “Securities”) by one or more of Allegheny Land Company, Arch Coal Sales Company, Inc., Arch Coal Terminal, Inc., Arch Development, LLC, Arch Energy Resources, LLC, Arch Reclamation Services, Inc., Ark Land Company, Ark Land KH, Inc., Ark Land LT, Inc., Ark Land WR, Inc., Ashland Terminal, Inc., Catenary Coal Holdings, Inc., Coal-Mac, Inc., Cumberland River Coal Company, Lone Mountain Processing, Inc., Mingo Logan

Arch Coal, Inc.
August 2, 2010

Coal Company, Mountain Gem Land, Inc., Mountain Mining, Inc., Mountaineer Land Company, Otter Creek Coal, LLC, Prairie Holdings, Inc. and Western Energy Resources, Inc. (collectively, the “Guarantors”), each a wholly-owned direct or indirect subsidiary of the Company.
     We, as your counsel, have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering the opinions set forth in this opinion letter. We have made such other investigation as we have deemed appropriate. We have not independently established any of the facts so relied on.
     For the purposes of this opinion letter, we have assumed that (i) each document submitted to us is accurate and complete; (ii) each such document that is an original is authentic; (iii) each such document that is a copy conforms to an authentic original; and (iv) all signatures (other than signatures on behalf of the Company and the Guarantors) on each such document are genuine. We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on (other than the Company and the Guarantors) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party. We have not verified any of the foregoing assumptions.
     The opinions expressed in this opinion letter are limited to (i) the laws of the State of New York, including all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws; and (ii) the General Corporation Law of the State of Delaware and the Limited Liability Company Act of the State of Delaware, including all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (i) any other laws; (ii) the laws of any other jurisdiction; or (iii) the law of any county, municipality or other political subdivision or local governmental agency or authority.
     Based on the foregoing, and subject to the foregoing, and assuming that (i) the Registration Statement will be effective and will comply with all applicable laws at the time the relevant Securities are offered or issued as contemplated by the Registration Statement; (ii) a prospectus supplement or term sheet will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) the respective Boards of Directors or members or managers of the Company and the Guarantors, as applicable, or any duly authorized committee thereof, shall not have rescinded or otherwise modified its or their authorization of any such issuance of Securities or the

Arch Coal, Inc.
August 2, 2010

establishment of the terms of any series of such Securities or any related matters; and (v) the additional qualifications and other matters set forth below, it is our opinion that:
     1. Assuming the terms of such Senior Debt Securities have been duly established in accordance with the senior debt indenture pursuant to which the Senior Debt Securities are to be issued (the “Senior Debt Indenture”), which is substantially in the form of the senior debt indenture filed as Exhibit 4.8 to the Registration Statement, and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when (i) the terms and the execution and delivery of the Senior Debt Indenture and the Senior Debt Securities, and the issuance and sale of the Senior Debt Securities, have been duly authorized and approved by all necessary action of the Board of Directors of the Company, or a duly authorized committee thereof; (ii) the Senior Debt Indenture has been duly executed and delivered by the Company and the trustee to be named in the prospectus supplement relating to the offering of the Senior Debt Securities (the “Senior Debt Trustee”); and (iii) the Senior Debt Securities have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Senior Debt Indenture and any other agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, or a duly authorized committee thereof, the Senior Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).
     2. Assuming the terms of such Subordinated Debt Securities have been duly established in accordance with the subordinated debt indenture pursuant to which the Subordinated Debt Securities are to be issued (the “Subordinated Debt Indenture”), which is substantially in the form of the subordinated debt indenture filed as Exhibit 4.10 to the Registration Statement, and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when (i) the terms and the execution and delivery of the Subordinated Debt Indenture and the Subordinated Debt Securities, and the issuance and sale of the Subordinated Debt Securities, have been duly authorized and approved by all necessary action of the Board of Directors of the Company, or a duly authorized committee thereof; (ii) the Subordinated Indenture has been duly executed and delivered by the Company and the trustee to be named in the prospectus supplement relating to the offering of the Subordinated Debt Securities (the

Arch Coal, Inc.
August 2, 2010

“Subordinated Debt Trustee”); and (iii) the Subordinated Debt Securities have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Subordinated Debt Indenture and any other agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, or a duly authorized committee thereof, the Subordinated Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).
     3. When the (i) the terms of an issuance and sale of Common Stock have been duly authorized and approved by all necessary action of the Board of Directors of the Company, or a duly authorized committee thereof, so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (ii) certificates for the shares of the Common Stock have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with any agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, or a duly authorized committee thereof, the Common Stock will be validly issued, fully paid and nonassessable.
     4. Assuming the terms of such Preferred Stock have been duly established so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when (i) the terms of the Preferred Stock have been duly established in conformity with the Company’s Restated Certificate of Incorporation, as it may be amended from time to time hereafter, and the terms of the Preferred Stock and of the issuance and sale thereof have been duly authorized and approved by all necessary action of the Board of Directors of the Company, or a duly authorized committee thereof; (ii) either a Certificate of Amendment of the Company’s Restated Certificate of Incorporation or a Certificate of Designation, in either case fixing and determining the terms of the Preferred Stock, has been duly filed with the Secretary of State of the State of Delaware and upon payment in full of any filing fees attendant thereto; and (iii) certificates representing the shares of the Preferred Stock have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement

Arch Coal, Inc.
August 2, 2010

and any prospectus supplement relating thereto and in accordance with any agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, or a duly authorized committee thereof, the Preferred Stock will be validly issued, fully paid and nonassessable.
     5. Assuming the terms of such Depositary Shares have been duly established in accordance with the applicable deposit agreement (the “Deposit Agreement”) so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when (i) the terms and the execution and delivery of the Deposit Agreement relating to any Depositary Shares and the terms of the Depositary Shares and of their issuance and sale have been duly authorized and approved by all necessary action of the Board of Directors of the Company, or a duly authorized committee thereof; (ii) the Depositary Agreement relating to the Depositary Shares and the depositary receipts evidencing the Depositary Shares (the “Depositary Receipts”) have been duly executed and delivered by the Company and such depositary as shall have been duly appointed by the Company with respect thereto (the “Depositary”); (iii)(a) if any shares of Preferred Stock relate to such Depositary Shares, such shares of Preferred Stock have been duly authorized and are validly issued, fully paid and non-assessable as contemplated in numbered paragraph 4 above; (b) if any Senior Debt Securities relate to such Depositary Shares, (1) the Senior Debt Indenture has been duly authorized, authenticated (if required), executed and delivered by the Company and the Senior Debt Trustee, as contemplated in numbered paragraph 1 above, and (2) any such Senior Debt Securities have been duly authorized, authenticated (if required), executed, delivered and issued as contemplated in numbered paragraph 1 above; and (c) if any Subordinated Debt Securities relate to such Depositary Shares, (1) the Subordinated Debt Indenture has been duly authorized, authenticated (if required), executed and delivered by the Company and the Subordinated Debt Trustee, as contemplated in numbered paragraph 2 above, and (2) any such Subordinated Debt Securities have been duly authorized, executed, authenticated (if required), delivered and issued as contemplated in numbered paragraph 2 above; (iv) the shares of Preferred Stock or the Debt Securities, as the case may be, relating to such Depositary Shares have been deposited with the Depositary in accordance with the applicable Deposit Agreement; and (v) the Depositary Receipts have been duly executed, countersigned, registered and delivered, as contemplated by the Registration Statement and any prospectus supplement related thereto and in accordance with the applicable Deposit Agreement and any other agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, or a duly authorized committee thereof, the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified therein and in the applicable Deposit Agreement.

Arch Coal, Inc.
August 2, 2010

     6. Assuming the terms of such Warrants have been duly established in accordance with the applicable warrant agreement (the “Warrant Agreement”) so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when (i) the terms and the execution and delivery of the Warrant Agreement relating to any Warrants and the terms of the Warrants, and of their issuance and sale, have been duly authorized and approved by all necessary action of the Board of Directors of the Company, or a duly authorized committee thereof; (ii) the Warrant Agreement relating to the Warrants has been duly executed and delivered by the Company and such warrant agent as shall have been appointed by the Company with respect thereto; and (iii) the Warrants or certificates representing the Warrants, as the case may be, have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of the applicable Warrant Agreement and any other agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, or a duly authorized committee thereof, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).
     7. Assuming the terms of such Purchase Contracts have been duly established in accordance with the applicable purchase contract agreement (the “Purchase Contract Agreement”) so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when (i) the terms and the execution and delivery of the Purchase Contract Agreement relating to any Purchase Contracts and the terms of the Purchase Contracts, and of their issuance and sale, have been duly authorized and approved by all necessary action of the Board of Directors of the Company, or a duly authorized committee thereof; (ii) the Purchase Contract Agreement relating to the Purchase Contracts has been duly executed and delivered by the Company and such purchase contract agent as shall have been appointed by the Company with respect thereto; and (iii) the Purchase Contracts or certificates representing the Purchase Contracts, as the case may be, have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of the applicable Purchase Contract Agreement and any other agreement or instrument binding upon the Company, upon payment of the consideration

Arch Coal, Inc.
August 2, 2010

fixed therefor in accordance with the applicable Purchase Contract Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, or a duly authorized committee thereof, the Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).
     8. Assuming that (A) the combination of the securities of which such Units consist has been duly authorized and approved by all necessary action of the Board of Directors of the Company, or a duly authorized committee thereof, (B) the terms of such Units have been duly established in accordance with the applicable purchase unit agreement (the “Unit Agreement”) so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (C) any Debt Securities that form a part of such Units are validly issued and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, as contemplated in numbered paragraphs 1 and 2 above, as applicable, (D) any Warrants or Purchase Contracts that form a part of such Units constitute valid and binding obligations of the Company in accordance with their respective terms, as contemplated in numbered paragraphs 6 and 7 above, respectively, as applicable, (E) any shares of Common Stock or Preferred Stock that form a part of such Units are validly issued, fully paid and nonassessable, as contemplated in numbered paragraphs 3 and 4 above, respectively, as applicable, (F) any Depositary Shares that form a part of such Units are validly issued and entitle the holders thereof to the rights specified therein and in the applicable Deposit Agreement, as contemplated in numbered paragraph 5 above, and (G) any debt obligations, including any U.S. Treasury Securities, of third parties that form a part of such Units have been duly authorized, executed, authenticated (if required), issued and delivered in accordance with their respective terms, when (i) the terms and the execution and delivery of the Unit Agreement relating to any Units and the terms of the Units, and of their issuance and sale, have been duly authorized and approved by all necessary action of the Board of Directors of the Company, or a duly authorized committee thereof; (ii) the Unit Agreement relating to the Units has been duly executed and delivered by the Company and such purchase unit agent as shall be appointed by the Company with respect thereto; and (iii) the Units or certificates representing the Units, as the case may be, have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of the applicable Unit Agreement and any other agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable Unit Agreement and the applicable purchase, underwriting or similar agreement

Arch Coal, Inc.
August 2, 2010

approved by the Board of Directors of the Company, or a duly authorized committee thereof, the Units will be duly authorized and validly issued.
     9. Assuming the terms of the applicable Debt Securities have been duly established in accordance with the applicable governing indenture and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company or the applicable Guarantors and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or the applicable Guarantors, when (i) the terms and the execution and delivery of the applicable governing indenture and the applicable Debt Securities, and the issuance and sale of the applicable Debt Securities, have been duly authorized and approved by all necessary action of the Board of Directors of the Company, or a duly authorized committee thereof; (ii) the terms and the execution and delivery of the applicable governing indenture and the applicable Guarantees, and the issuance and sale of the applicable Guarantees, have been duly authorized and approved by all necessary action of the respective Boards of Directors or the Members, as applicable, of the applicable Guarantors; (iii) the applicable governing indenture has been duly executed and delivered by the Company, the applicable Guarantors and the applicable trustee; and (iv) the applicable Debt Securities and the applicable Guarantees have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the applicable governing indenture and any other agreement or instrument binding upon the Company and the applicable Guarantors, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the respective Boards of Directors of the Company and the applicable Guarantors, or duly authorized committees thereof, the Guarantees will constitute valid and binding obligation of the applicable Guarantors, enforceable against the applicable Guarantors in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).
     10. If any Securities are issuable (the “Issuable Securities”) upon settlement, exercise, conversion or exchange of any other Securities (the “Initial Securities”) pursuant to the terms thereof, when (i) the terms of the issuance of the Issuable Securities have been duly authorized and approved as provided in numbered paragraphs 1 through 9 above, as the case may be; and (ii) the Issuable Securities have been issued upon settlement, exercise, conversion or exchange, as the case may be, of Initial Securities as contemplated by the Registration Statement and any prospectus supplement relating thereto, in accordance with the terms of the applicable Initial Securities, the Issuable Securities and any agreement or instrument binding upon the Company, and so as not to violate any applicable law, rule or regulation or result in a default under or a violation of any agreement or instrument binding upon the Company, and so as to comply with

Arch Coal, Inc.
August 2, 2010

any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, upon such issuance, the Issuable Securities so issued will be duly authorized, validly issued, fully paid and nonassessable.
     Regarding the Guarantees in particular, we note that guaranties are subject to particularly close scrutiny and strict construction. Further, any waiver of defenses by the applicable Guarantors may be enforceable as to defenses which the Company could raise but may not be enforceable as to defenses which could be raised by the applicable Guarantors alone.
     We assume no obligation to update or supplement any of our opinions to reflect any changes of law or fact that may occur.
     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus forming a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
Yours truly,
/s/ K&L Gates LLP
K&L Gates LLP